                                                                    Exhibit 3.17

                                                      STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                  FILED 09:00 AM 09/04/2002
                                                      020553884-3565253

                                STATE OF DELAWARE

                            LIMITED LIABILITY COMPANY
                            CERTIFICATE OF FORMATION

                                       OF

                                   AMFIRE, LLC

FIRST:      The name of the limited liability company is:

            AMFIRE, LLC

SECOND:     The address of its registered office in the State of Delaware is:

                          2711 Centerville Road, Suite 400
                          Wilmington, Delaware 19808

            The name of its Registered Agent at such address is:

                  Corporation Service Company

THIRD:      The name and address of the authorized person is:

                  Peggy Doeden
                  Bartlit Beck Herman Palenchar & Scott
                  1899 Wynkoop Street, Suite 800
                  Denver, Colorado  80202

      The undersigned has executed this Certificate of Formation of AMFIRE, LLC on this 4th day of September 2002.

                                               /s/ Peggy Doeden
                                               Peggy Doeden
                                               Authorized Person